UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form S-1
(Amendment No. 1)

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

China Inc.
(Exact name of registrant as specified in its charter)

Nevada	3674	61-1612547
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

12520 A1 Westheimer #138
Houston, Texas 77077
Tel: 281-776-9100  Fax: 281-776-9101
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

MyNevadaResidentAgent.com
2840 Highway 95 Alt S#7,
Silver Springs, NV 89429
Tel: (775) 577-5300   Fax: (775) 546-9955
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Send copies to:
TRIEU LAW, LLC
537 Holmes Blvd., Suite A
Gretna, Louisiana 70056
Tel: (504) 301-4525  Fax: (504) 301-4683

As soon as practicable after the effective date of this Registration Statement.
(Approximate date of commencement of proposed sale to public)

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this Form is filled to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filler, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer [	Accelerated filer [ ]
Non-accelerated filer [ ]	Small reporting company [X ]

CALCULATION OF REGISTRATION FEES

				Amount of
Class of Securities	Amount to be	Maximum	Aggregate	Registration
to be Registered	Registered	Offering Price	Offering Price	Fee [1]
Common Stock	30,000,000	$0.01	$300000	$21.39

[1]	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457.

In the event of a stock split, stock dividend or similar transaction involving our common stock, thumbed of shares registered shall automatically be increased to cover the additional shares of common stock issued pursuant to Rule 416 under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold (except pursuant to a transaction exempt from the registration requirements of the Securities Act) until the Registration Statement filed with the Securities and Exchange Commission (“SEC”) is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

China Inc.,
Shares of Common Stock

5,000,000 minimum – 30,000,000 Maximum. Before this Offering, there has been no public market for our common stock. In the event that we sell at least the minimum number of shares in this Offering, of which there is no assurance, we intend to have our shares of common stock quoted on the Over-the-Counter Bulletin Board operated by the Financial Industry Regulatory Authority. There is no assurance that our shares will ever be quoted on the Over-the-Counter Bulletin Board.

We are offering a minimum of 5,000,000 and a maximum of 30,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers.  The offering price is $0.01 per share. In the event that 5,000,000 shares are not sold within the 90 days, all money received by us will be promptly returned to you.  We will return your funds to you in the form of a cashier's check sent by FEDEX certified mail on the 91st day. If at least 5,000,000 shares are sold within 90 days, all money received by us will be retained by us and there will be no refund.  You will only receive a refund of your subscription if we do not raise a minimum of $50,000 within the 90 days period referred to above. The subscriptions are irrevocable. Funds will be held at a non-interest bearing, special Account, at Chase Bank. Our common stock will be sold by Tian Jia on behalf of the Company. She will not receive any commissions from the offering for selling shares on our behalf. This offering will start on the date of this registration statement is declared effective by the SEC and continue for a period of 90 days. We will not accept any money until this registration statement is declared effective by the SEC. Investing in our common stock involves risks. see "Risk Factors" Pg.5  Management, directors, and affiliates may not purchase shares in order to reach the minimum.

	Offering Price	Expenses	Proceeds To Us
Per Share – Minimum	$0.01	$0.005	$0.005
Per Share – Maximum	$0.01	$0.0008	$0.0092
Minimum	$50,000	$2,500	$47,500
Maximum	$300,000	$2,500	$297,500

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is _______

TABLE OF CONTENTS

PART 1- Prospectus	Page
Prospectus Summary	3
Offerings & Summary of Financials	4-5
Risk Factors	5-8
Use of Proceeds	9
Determination of Offering Price	9
Dilution	9-11
Plan of Distribution	11-12
Description of Securities to be registered	12-13
Interest of Name Experts and Counsel	14
Description of Business	14-18
Description of Property	19
Legal Proceedings	19
Common Equity and Related Stockholders information	18
Management's discussion and analysis	19-21
Director and executive officers	22
Executive Compensation	23
Security Ownership of Certain Beneficial owners	23
Disclosure of Commission Position on Indemnificati0on	24
Part 11-Information not required in Prospectus
Other expenses of Issuance and Distribution	26
Indemnification of Directors and Officers	26
Recent Sales of Unregistered Securities	26
Financial Statements Schedules	F1-F9
Undertakings	27-30
Signature	30
Exhibit Index	31

ITEM 3. SUMMARY INFORMATION, RISK FACTOR

PROSPECTUS  SUMMARY

This summary highlights selected information contained in greater detail elsewhere in this prospectus. You should read the entire prospectus carefully before making an investment decision, including" Risk Factors" and the financial statements and the related notes. References in this Prospectus to “China Inc.,”, “Company”, “we”, “our”, or “us” refer to China Inc.

OUR BUSINESS

China Inc. was incorporated on May 30, 2008 in the State of Nevada. Our main business is the sale and distribution of solar panels through internet in North America. We have not earned any revenue for our most recently completed fiscal ended June 30, 2010. We have accumulated a net loss of $12,564 since our inception on May 30,  2008.

We conducted research and development of new solar panel products since May 2008. Since our inception on May 30, 2008, we engaged in developing our business plans, outsource  research and development activities and made OEM arrangement with manufacturers in China.

We have entered into supply agreements with manufacturers of solar products.  We are selling solar power products including solar panels. Our distribution and supply agreements provide us with strategic and competitive advantages. Initially, we are selling other vendors' and manufacturers' products through the internet and trade shows and conduct research and development for  semiconductor materials such as, CdTe, for more efficient PV solar panels. One of our goals is to have our own brand solar panels manufactured through our Original Equipment Manufacturer ("OEM") arrangements in China.

China Inc. has commenced its planned operations. The operations of the Company to date have been devoted primarily to start-up activities and, research and development activities, which include the following:

•	Formation of the Company:
•	Development of our business Plan;
•	Marketing research ;
•	Research and Development ;
•	Entering into a distribution Agreement with Ningbo Solar Inc. and similar supplier.
•	Beginning the process of creating a website and registering our trademarks;
•	Developing our OEM contacts in China.

The Company believes that by raising $50,000 minimum through the sale of common equity is sufficient for the Company to become operational and sustain operations for the next twelve (12) months. We believe that the sales of solar panels through the internet will be sufficient to support our ongoing operations.

Our principal executive office is located at 12520 A1 Westheimer #138, Houston, Texas 77077. Our telephone number (281) 776-9100. Our Fax number: (281)-776-9101. Our registered agent for service of process is MynevadaResidentAgent.com of Nevada, located at 2840 Highway 95 Alt S#7, Silver Springs, NV 89429. Our fiscal year end is June 30.

DEFINATION

Cadmium telluride- is a useful material for solar cells (photovoltaic). Though it is economical than silicon, particularly in thin-film solar cell technology, but it is not as efficient. It is sometimes alloyed with mercury and forms a versatile infrared detector material (HgCdTe). Cadmium telluride alloyed with a small amount of zinc forms a very good solid-state x-ray and gamma ray detector (CdZnTe).

Photovoltaic (PV)- is a method of generating electrical power by converting solar radiation into direct current electricity using  semiconductors that exhibit the photovoltaic effect. Photovoltaic power generation employs solar panel comprising a number of cells containing a photovoltaic material. Materials presently used for photovoltaic include monocrystaline silicon, polycrystalline silicon, amorphous silicon, cadmium telluride.

THE OFFERING
Following is a brief summary of this offering:

Securities being offered	Up to 30,000,000 shares of common stock, par value $0.0001
Offering price per share	$ 0.01
Offering period	The shares are being offered for a period not to exceed 90 days
Net proceeds to us	$47,500 assuming the minimum number of shares is sold. $297,500 assuming the maximum number of shares is sold.
Use of proceeds	We will use the proceeds to pay for administrative expenses, research and development, implementation of our business plan, and working capital.
Number of shares outstanding before the offering	45,000,000
Number of shares outstanding after the offering if all of the shares are sold	75,000,000

SELECTED FINANCIAL DATA
The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	As of September 30, 2010	As of June 30, 2010
	(Unaudited)	(Audited)
Balance Sheet
Total Assets	$90,371	$96,624
Total Liabilities	$25,250	$25,250

Total Stockholder's Equity	$65,121	$71,374
	For the Three Months' Ended September 30, 2010 (unaudited)	Period from May 30, 2008 (date of Inception) To September 30, 2010 (audited)
Income Statement
Revenue	$-	$-
Total Expenses	$6,253	$12,564
Net Profit/Loss	$(6,253)	$(12,564)

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below and other information contained in this prospectus before making an investment decision. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations. Any of the events discussed in the risk factors below may occur. If they do, our business, results of operations or financial condition could be materially adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

 (A)   RISKS RELATED TO CHINA INC.,

 (1) We do not expect to pay dividends in the foreseeable future.
We have never paid any dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

(2) There may be risks associated with research and development activities in China
We have initiated research and development activities. We outsource our research and development activities in China. It is not possible at this time to predict success with any degree of certainty due to problems associate with risks involving research and development assign to thirty parties. We are able to obtain sufficient quantity of Cadmium telluride for our research purposes. Due to the scarcity of Cadmium telluride, it is difficult to predict the supply of Cadmium telluride will be interrupted in the future.

(3) We may not able to adopt our OEM products timely with our manufacturers in China.

The Company has negotiated an agreement for OEM arrangement in China. The delay of approval of OEM products by third party certification agency could delayed the implementation of our brand solar panel products. We have no control of the certification procedures. Any delay could negatively impact our business developments.

(4) We may not be able to compete effectively with  our own suppliers because we are not exclusive distributors of certain products.

We are not an exclusive distributor of Ningbo Solar. As a result, we are competing directly with our own suppliers for the same products and customers' basis. Our own supplier, Ningbo Solar, may offer better terms and prices for the same products. We may be forced to develop our brand products in order to compete effectively with our own supplier, Ningbo Solar.

(5)  We will be subject to evolving and expensive corporate governance regulations and requirements. Our failure to adequately adhere to these requirements or the failure or circumvention of our controls and procedures could seriously harm our business.

As a publicly traded company, we are subject to various federal, state and other rules and regulations, including applicable requirements of the Sarbanes-Oxley Act of 2002. Compliance with these evolving regulations is costly and requires a significant diversion of management time and attention, particularly with regard to our disclosure controls and procedures and our internal control over financial reporting.  A failure of our controls and procedures to detect other than inconsequential errors or fraud could seriously harm our business and results of operations.

(6) The provisions of our articles of Incorporation and our Bylaws could have adverse impact on our shareholders. We may issue shares of preferred stock at the discretion of our board of director which may result in dilution of our shareholders' investment. In addition, our shareholders of common stock do not have cumulative voting rights.

We may issue shares of preferred stock preferred stock at the discretion of  our board of director without the shareholders' approval.  Since our shares of common stock do not have cumulative voting rights, the holders of more than 50% of the shares can elect all the Directors if they choose to do.  In such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors. These provisions of our articles of Incorporation and Bylaws could have adverse impact on our shareholders.

(7)    Certain provisions of our Articles of Incorporation and Bylaws could have adverse impact on our stockholders.

Certain  provisions  of  our certificate of incorporation and bylaws may make it more difficult for stockholders to take certain corporate actions. Our  board of director will have significant influence to the following corporate events:

•	Control the election and composition of our board of directors;
•	amend or prevent any amendment of our articles of incorporation or bylaws;
•	effect or prevent a merger, sale of assets or other corporate transactions; and
•	affect the outcome of any other matter submitted to the stockholders for vote.

(8) We may raise additional capital and thereby further dilute the total number of shares currently outstanding.

 We may need to raise additional capital by issuing additional shares of common stock, which will increase the number of common shares outstanding. The issuance of additional equity securities by the Company may result in a dilution in the equity interest of its current stockholders.

(9) We need to continue as a going concern if our business is to succeed.

 Our business condition, as indicated in the Report of Independent Registered Public Accounting Firm, raises substantial doubt as to whether we can continue as a going concern. As of September 30, 2010, we have completed only part of our business plan and we cannot assure you that we will be able to generate enough revenue to achieve profitability. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

B. RISKS RELATED TO THIS OFFERING

(10)  Because our common stock is likely to be considered " penny stock," our trading will be subject to regulatory restrictions.

Our common stock is currently, and in the near future will likely to be considered a " penny stock. ". The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in " penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 ( other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document which specifies information about penny stocks and the nature and significance of risks of the penny stock market. These disclosure and other requirements may adversely affect the trading activity in the secondary market for our common stock.

(11) There is no current trading market for our Securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.
 There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the OTC Bulletin Board after the Registration Statement relating to this prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the share may have difficulty selling their common stock should they desire to do so.

(12)  If we do not file a Registration Statement on Form 8-A to become a mandatory reporting company under Section 12(g) of the Securities Exchange Act of 1934, we will continue as a  reporting company. We will not be subject to the proxy statement requirements, and our officer, director and 10% stockholder will not be required to submit reports to the SEC on their stock ownership and stock trading activity. As a result, our shareholders will not be not able to know the trading activities of our officer, director and 10%  shareholders.

Upon the effectiveness of this registration statement, we intend voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity.

(13) Our sole officer and director, Tian Jia, can exert significant influence over us and may make decision that are not in the best interests of all stockholders.

Our sole officer and  director, Tian Jia, own approximately 100% of our outstanding common stock. As a result, Our sole officer and director will be able to affect the outcome of all matters requiring stockholder approval, including the election and removal of directors and any change in control.  Moreover, the interests of this concentration of ownership may not always coincide with the interest of the stockholders.

If the minimum offering offered pursuant to this prospectus is sold, Tian Jia, will own approximately 60% of our issued and outstanding common stock. If the maximum offering offered pursuant to this prospectus is sold, Tian Jia, will own approximately 90% of our issued and outstanding common stock.

 FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled " Risk Factors," " management's Discussion and analysis of Financial Condition and Results of Operations" and " Business," contains "forward-looking statements" that include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation: statements regarding proposed new services; statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of management's goals and objectives, and other similar expressions concerning matters that are not historical facts. Words such as " may," will", "should," "could" "would' "predicts," 'potential," " continue," " expects," anticipates,' " future," "intends" "plans" "believes" and "estimates' and similar expressions, as well as statements in future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to:

•	Our failure to implement our business plan within the time period we originally planned to accomplished; and
•	other factors discussed under the headings" Risk Factors," "Management's Discussion and analysis of Financial Condition and Results of Operations" and " Business".

Forward-looking Statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

ITEM 4: USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: $50,000 minimum and $300,000 maximum. The table below sets forth the use of proceeds of $50,000 minimum and $300,000  maximum of the offering is sold.

	$50,000	$300,000
Gross proceeds	$50,000	$300,000
Offering expenses	$2,500	$2,500
Net proceeds	$47,500	$297,500

The net proceeds will be used as follows:

Website design	$2,500	$2,500
Website hosting	$2,500	$2,500
Research and Development	$30,000	$30,000
OEM development	$2,500	$2,500
Construct of warehouse	$0	$150,000
Working capital	$11,000	$110,000

Offering expenses consist of the followings: (1) SEC registration fees $22; (2) Printing fees $100; (3)Accounting fees $1,000; (4) Legal Consulting Fees $278; (5) Blue Sky fees $500; and (6) Transfer Agent fees $600. The foregoing are approximations. Tian Jia, our sole officer and director, has advanced us $12,750 to cover these costs and additional working capital. Working capital is the cost related to operating our office.  It is comprised of expenses for office related expenses, accounting, salaries, public reporting cost, travel, and other corporate expenses including debt and interest. Ms. Tian will be reimbursed from the proceeds of the offering. The advance is evidenced by a unsecured promissory demand note dated June 15, 2010 with interest at the rate of 4% per annum.  We are committed to the research and development for new solar technologies and it is not contingent on the amount of proceeds we receive in this offering.

ITEM 5: DETERMINATION OF OFFERING PRICE
The price of the shares we are offering was arbitrarily determined in order for us to raise up to $300,000 in this offering. The offering price bears no relationship to our assets, earnings, book value or other criteria of value. Among the factors considered were:
•	our cash requirements;
•	the proceeds to be raised by the offering;
•	our lack of operating history;

ITEM 6: DILUTION
Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered.

Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of September 30, 2010, the net tangible book value of our shares of common stock was $ 65,121 or approximately $0.0015 per share based upon 45,000,000 shares outstanding.

If 30,000,000 of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 75,000,000 shares to be outstanding will be $383,938 or approximately $0.005 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.005 per share without any additional investment on their part. You will incur an immediate dilution from $0.01 per share to $0.005 per share.

After completion of this offering, if 30,000,000 shares are sold, you will own approximately 40% of the total number of shares then outstanding for which you will have made a cash investment of $300,000 or $0.01 per share. Our existing stockholders will own approximately 60% of the total number of shares then outstanding, for which they have made a non-cash contributions of totaling $83,938 or approximately $0.0019 per share.

If 5,000,000 Shares Are Sold:

Upon completion of this offering, in the event 5,000,000 shares are sold, the net tangible book value of the 50,000,000 shares to be outstanding will be $133,938, or approximately $0.0027 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0027 per share without any additional investment on their part. You will incur an immediate dilution from $0.01 per share to $0.0027 per share.

After completion of this offering, if 5,000,000 shares are sold, you will own approximately 10% of the total number of shares then outstanding for which you will have made a cash investment of $50,000, or $0.01 per share. Our existing stockholders will own approximately 90% of the total number of shares then outstanding, for which they have made a non-cash contributions of $83,938 or approximately 0.0019 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:

Price per share	$0.0019
Net tangible book value per share before offering	$(0.0019)
Potential gain to existing shareholders	$139,500
Net tangible book value per share after offering	$0.005
Increase to present stockholders in net tangible book value per share
after offering	$0.005
Capital contributions	$83,938
Number of shares outstanding before the offering	45,000,000
Number of shares after offering assuming the sale of the maximum
number of shares	75,000,000
Percentage of ownership after offering	60%

Purchaser of Shares in this Offering 30,000,000 shares Sold

Price per share	$0.01
Dilution per share	$(0.0027)
Capital contributions	$300,000
Number of shares after offering held by public investors	30,000,000
Percentage of capital contributions by existing shareholders	21.9%
Percentage of capital contributions by new investors	78.1%
Percentage of ownership after offering	40%

Purchasers of Shares in this Offering 5,000,000 Shares Sold

Price per share	$0.01
Dilution per share	$(0.0054)
Capital contributions	$50,000
Number of shares after offering held by public investors	5,000,000
Percentage of capital contributions by existing shareholders	62.7%
Percentage of capital contributions by new investors	37.3%
Percentage of ownership after offering	10%

ITEM 8:  PLAN OF DISTRIBUTION; TERMS OF THE OFFERING
We are offering a minimum of 5,000,000 and a maximum of 30,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers.  The offering price is $0.01 per share. In the event that 5,000,000 shares are not sold within the 90 days, all money received by us will be promptly returned to you.  We will return your funds to you in the form of a cashier's check sent by FEDEX certified mail on the 91st day. If at least 5,000,000 shares are sold within 90 days, all money received by us will be retained by us and there will be no refund.  You will only receive a refund of your subscription if we do not raise a minimum of $50,000 within the 90 days period referred to above. The subscriptions are irrevocable. Funds will be held in a non-interest bearing Special Account at Chase Bank.  Our officer and director, Tian Jia, has sole signature power over this account. Our common stock will be sold by Tian Jia on behalf of the Company. She will not receive any commissions from the offering for selling shares on our behalf. This offering will start on the date of this registration statement is declared effective by the SEC and continue for a period of 90 days. We will not accept any money until this registration statement is declared effective by the SEC.

Our sole officer and director, Tian Jia, will not receive commissions. Tian Jia is selling only on behalf of the Company and not on her own. Tian Jia is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934.  In particular, as to Tian Jia, She:

•	Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of her participation; and
•	Is not to be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
•	Is not an associated person of a broker or dealer; and
•	Meets the conditions of the following:

a.	Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b.	Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and
c.
Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

Management and affiliates thereof will not purchase shares in this offering to reach the minimum.

OFFERING PERIOD
This offering will start on the date of this registration statement is declared effective by the SEC and continue for a period of 90 days. We will not accept any money until this registration statement is declared effective by the SEC. We will not extend our offering period beyond  90 days under any circumstances.

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this Offering, you must: (i) execute and deliver a subscription agreement; and (ii) deliver a check or certified funds to us. All checks for subscriptions must be made payable to CHINA Inc., (iii) send your checks to: 12520 A1 Westheimer #138,  Houston, Texas

ITEM 9: DESCRIPTION OF SECURITIES TO BE REGISTERED.

COMMON STOCK
Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.0001 per share.

CASH DIVIDENDS
As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

PREFERRED STOCK
We are authorized to issue 5,000,000 shares of preferred stock with a par value of $0.0001 per share. The terms of the preferred shares are at the discretion of the board of directors. Currently no preferred shares are issued and outstanding.

VOTING RIGHTS
Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote.  Since the shares of common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of Directors can elect all the Directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

DIVIDEND POLICY

Holders of CHINA Inc., common stock are entitled to dividends if declared by the Board of Directors out of funds legally available. CHINA Inc., does not anticipate the declaration or payment of any dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of our business.  Future dividend policy will be subject to the discretion of the Board of Directors and it will be contingent upon future earnings, if any, CHINA Inc.’s financial condition, capital requirements, general business conditions, and other factors. There can be no assurance that any dividends of any kind will ever be paid.

SHARE PURCHASE WARRANTS
We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS
We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES
We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

SHARES ELIGIBLLE FOR FUTURE SALE
The 30,000,000 shares of common stock registered in this Offering will be freely tradable without restrictions under the Securities Act.  No shares held by our "affiliates" (officers, directors or
10% shareholders) are being registered hereunder. Our 45,000,000 issued and outstanding shares have been held since May 30, 2008, and is subject to the sale limitations imposed by Rule 144.  Under Rule 144, our officer, an affiliate as defined in that rule, the shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing six month after her acquisition.

Under Rule 144, our officer, an affiliate as defined in that rule, the shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing six month after her acquisition. Rule 144 provides in essence that an affiliate who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company's outstanding common stock.

ANTI-TAKEOVER PROVISIONS
Our  Articles  of  Incorporation  and bylaws contain certain provisions that may have  anti-takeover  effects, making it more difficult for or preventing a third party from acquiring control of China Inc., or changing its board of directors and management.  According to our bylaws and Articles of Incorporation, neither the holders of our common stock nor the holders of our preferred stock have cumulative voting  rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of our issued  and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace our board of directors or for a third party to obtain control of China Inc., by replacing its board of directors.

STOCK TRANSFER AGENT
Our stock transfer agent for our securities will be Empire Stock Transfer Inc, 1859 Whitney Mesa Dr, Henderson, NV 89014.  Its telephone number is (702) 361-3033.

ITEM 10: INTERESTS OF NAMED EXPERTS AND COUNSEL.
No expert or counsel named in this  prospectus  as having  prepared or certified any part of this  prospectus or having given an opinion upon the validity of the securities  being  registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had ,  or is to  receive,  in  connection  with the  offering,  a  substantial interest,  directly or  indirectly,  in the  registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Our financial statements for the period from inception to June 30 , 2010, have been audited by Anton & Chia, LLP, a PCAOB Registered Audit Firm at 4340 Von Karman Avenue, Suite 150,  Newport Beach, CA 92660. Tel: (949) 769-8905.

The legal opinion rendered by our special counsel, Trieu Law LLC, 537 Holmes Blvd, Suite, A, Gretna, Louisiana 70056, Tel: (504) 351-4525 regarding the common stock of China Inc., registered on Form S-1 is as set forth in their opinion letter.

ITEM 11: INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS
Company Overview
China Inc. was incorporated on May 30, 2008 in the State of Nevada. Our main business is the sale and distribution of solar panels through internet in North America. Our principle business is in the United States. In addition, we conducted research and development of new solar panel products since May 2008. Since our inception on May 30, 2008, we engaged in developing our business plans, outsourced research and development activities and made OEM arrangement with manufacturers in China.

During the fiscal year ended in June 2010, We have entered into supply agreement and made OEM arrangement with our manufacturers, Ningbo Solar electric Power Co., Ltd., ("Ningbo Solar") and Himin Clean Energy Holdings C., Ltd., ("Himin") in China. Our supply agreement and OEM arrangement provide us with strategic and competitive advantages. The material terms of these supply agreements included (a) no minimum purchase agreement (b) temporally storage facilities in the West Coast. (c) Competitive pricing at 15-20% below the prevailing market price in the U.S. (d)  shipping and handling if products shipped from the West Coast.

Our business plan included the selling of other vendors and manufacturers' product through internet and trade shows. We have signed an Original Equipment Manufacturer ("OEM") agreement in China. The material terms of these OEM agreement included (a) application for OEM certification by third parties at our own expenses  (b) free to use our logo and trade names for all OEM products. (c) packaging and labels based on our specifications. (d) competitive pricing at 15-20% below prevailing market price in the U.S.

Our business plan also focused on research and development activities in China.  During the 2010 fiscal year which ended in June, we signed a research and development agreement with an institution in China. The material terms of this agreement include that (a) we are charged for royalty fees based on 1% of our annual gross revenue; (b) there are no upfront research and development and licensing fees; and (c) we are obligated to assist the licensor in their application for a U.S. business visa in exchange for their research and development services in China. We are committed to the research and development of new technologies and is not contingent on the amount of proceeds we receive in this offering. We are currently able to obtain the  necessary research materials from China. Emei Semiconductor Material Ltd.,  and Sichuan Apollo solar Science & Technology Co., Inc are two of the suppliers of Cadium telluride.

EMPLOYEES

In addition to our sole officer and director, Tian Jia, who is coordinating research and development project and administrative works. We will hired independent contractors or employees on a as needed basis.

Our principal executive office is located at 12520 A1 Westheimer #138, Houston, Texas 77077. Our telephone number (281)776-9100. Our Fax number: (281)776-9101. Our registered agent for service of process is MynevadaResidentAgent.com of Nevada, located at 2840 Highway 95 Alt S#7, Silver Springs, NV 89429. Our fiscal year end is June 30.

COMPETITION

The market for solar power products is competitive and continually evolving as participants strive to distinguish themselves within their markets and compete within the larger electric power industry. We expect to face increased competition. We believe that our main sources of competition are solar module manufacturers and wholesalers. We will compete with companies large and small, public and private, and some will be our suppliers as well as our competitors. One of our suppliers, Ningbo Solar, already established its distribution center in California.  We are not an exclusive distributor of Ningbo Solar.

Many of our competitors, such as BP Solar, Evergreen, Kyocera, Sharp and Sharp have established a stronger market position than ours and have better brand name recognition than we do, and may, as a result, be better positioned to adapt to changes in the industry or the economy as a whole. The principal methods of competition among PV participants are price per Watt, production capacity, conversion efficiency and reliability. We believe that we compete favorably with respect to these factors.

OUR BUSINESS STRATEGIES

Our business strategy is to contract our solar panel production through our Original Equipment Manufacturers ("OEM") in China. We presently are focused on the following steps to implement our business strategy:

·	We create our brand solar panel products with our registered trademarks. We subcontract our solar panel production through the Original Equipment manufacturers ("OEM") in China.

·	We are taking advantage of low labor cost and high qualify manufacturing process in China. Consumers will be able to buy our brand solar panels at a an affordable prices.

·
Our initial strategy is to sell the products of other vendors and manufacturers that will give us more time to gauge the consumer preferences and drastically reduced our initial research and development expenses.

OUR PRODUCTS

Solar Panels
Solar panels are solar cells electrically connected together and encapsulated in a weatherproof package. We purchase solar panels from manufacturers that provide excellent component quality, aggressive pricing per watt of output and strong warranties.

·
We sell Ningbo Solar modules and other brand name products. Ningbo solar modules use a textured cell surface and tempered glass for solar use only to reduce reflection of sunlight. An anti-reflective coating provides an uniform blue color and increases the absorption of light in all weather conditions.

·	The manufacturer, Ningbo solar, will provide 5 years warranty on material and workmanship and guarantee their output at 90% after 10 years and 80% after 25 years.

·	Ningbo solar modules ( Mono-crystalline) includes the followings:
TDB125x 125-72-P/165Wp per pc
TDB 125x125-72-P/170Wp per pc
TDB 125x125--72-P/175Wp per pc
TDB 125x125-72-P/180Wp per pc

·
Ningbo Solar modules have been encapsulated with great care: they resist corrosion caused by rain, water and gas. Their anti-shock performance makes then resist to hail and work under atrocious weather conditions where temperature changes quickly.

·	Ningbo modules have passed several independent quality tests and granted with certificates such as UL and California Department of Energy approved solar manufacturer's list.

VENDORS AND MANUFACTURERS

We received a small quantity of solar panels from Ningbo Solar. we stored these solar panels at  the West coast's warehouse.  The materials terms for the supply agreement with Ningbo are as follow: (a) no minimum purchase requirement (b)  temporally storage facility at the West coast's warehouse. (c) competitive pricing at 15-20% below the prevailing market price in the U.S. (d) shipping and handling if products shipped from the West Coast. In addition to our supply agreement with Ningbo, we have secured another solar panel supplier, Himin Solar, from China. Himin Solar offer us  similar terms and conditions for supply of solar panels.

Our business plan also focus on research and development activities in China.  During the fiscal year ended in June 2010, we signed a research and development  agreement with an institution in China. The material terms of the agreement included (a) we are charged for royalty fees based on 1% of our annual gross revenue. (b) There are no upfront research and development and licensing fees (c) we are obligated to assist the licensor to apply for a U.S. business visa in exchange for the licensor's research and development services in China.

CUSTOMER PROFILES

We intend to pursue potential customers who are home builders, home remodelers, electricians, architects, government project managers, and residential and commercial property owners.

INTELLECTUAL PROPERTY

We rely on trademarks to establish and protect our intellectual property. We have filed trademark registration applications for our logo.  Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our logo and other trademarks. It is difficult to monitor unauthorized use of trademarks, particularly in foreign countries where the laws may not protect our proprietary rights as fully as laws in the United States.

RESEARCH AND DEVELOPMENT

Our core competency is design and development of  solar energy products. We are committed to the research and development of new products.  Our commitment of new technology is not contingent on the amount of proceeds we receive in this offering.  We relied our cooperation with institution of higher learning from China to provide research and development efforts.

We conducted a limited scope of research activities since May 2008.  In the initial phase of research and development activities, we outsourced our research efforts to institution of higher learning from China. Our research and development agreement in China was based on percentage of gross revenue earned and the exchange of non-monetary services only. Since we have not generated revenues for the last two years, we have incurred -0- research and development expense.

THE ENERGY INDUSTRY
The production of electrical power is one of the world's largest industries.  The demand and cost for electricity is expected to increase in the coming years.

Fossil fuels are non-renewable resources, meaning that at some point the world will exhaust all known oil and natural gas reserves.  We believe the electrical utility industry and traditional oil and gas companies face many challenges in meeting the growing worldwide demand for energy, including the following:

•
Fossil Fuel Supply Constraints:   A large portion of the world's electricity is generated from fossil fuels such as coal, oil and natural gas. Limited fossil fuel supply and escalating demand for electricity should continue to drive up wholesale electricity prices, creating a need to develop new technologies for power generation.

•
Desire for Energy Security:   Given the political and economic instability in the major oil and gas producing regions of the world, governments are trying to reduce their dependence on foreign sources of fossil fuels.

GOVERNMENT REGULATION

The market for electricity generation products is heavily influenced by federal, state and local government regulations and policies concerning the electric utility industry, as well as internal policies and regulations promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. In the United States , these regulations and policies are being modified and may continue to be modified.

Our operations are subject to a variety of national, federal, regional and local laws,  rules  and  regulations relating to the use, storage, discharge and disposal of environmentally  sensitive  materials.  Because we outsource and  do  not  manufacture  our  solar  power  systems, we do not use, generate,  store  or  discharge toxic, volatile or otherwise hazardous chemicals and  wastes. We believe that we are in compliance in all material respects with all  laws,  rules,  regulations  and  requirements  that  affect  our  business.

DEPENDENCE ON GOVERNMENT SUBSIDIES AND INCENTIVES
GOVERNMENT  SUBSIDIES  AND  INCENTIVES

Various subsidies and tax incentive programs exist at the federal, state and local level to encourage the adoption of solar power including capital cost rebates, performance-based incentives, feed-in tariffs, tax credits and net metering. Capital cost rebates provide funds to customers based on the cost or size of a customer’s solar power system. Government policies, in the form of regulation and incentives, have accelerated the adoption of solar technologies by businesses and consumers.

Within the United States, our solar panel products are qualified for the federal  30% investment tax credit ("ITC") and special  depreciation  rules.  The  ITC credit  is  capped at $2,000 for residential  customers  while  commercial customers are not subjected to any cap while  federally approved accelerated  depreciation  is  limited to commercial customers. At the State level, our solar panel products are qualified for incentive and rebate programs.

COMPLIANCE WITH ENVIROMENTAL LAWS

We are required to comply with all foreign, federal, state and local regulations regarding protection of the environment. If more stringent regulations are adopted in the future, the costs of compliance with these new regulations could be substantial. We may need to procure certain governmental and other permits to conduct our business. If we fail to comply with present or future environmental regulations, however, we may be required to pay substantial fines, suspend future production or cease operations. The manufacture of our potential products may use, generate and discharge toxic, volatile and otherwise hazardous chemicals and wastes.

GOING CONCERN
Our Independent Registered Public Accounting Firm included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern.  Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

DESCRIPTION OF PROPERTY

We own commercial land which is intended to be developed into our warehouse and research facility in Houston, Texas. We maintained our principal office at 12520 A1 Westheimner #138, Houston, Texas 77077.

LEGAL PROCEEDINGS

Our sole officer and director, Tian Jia, has not been the subject of the following events:

•	Any bankruptcy petition filed by or against any business of which our officer was the general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

•
An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting our officer’s involvement in any type of business, securities or banking activities.

•
Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus.

These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage company with limited operations.  To meet our need for cash we are attempting to raise money from this offering.  If we raise the minimum amount through this offering, we will be able to carry out our business plans for the next 12 months. We are negotiating with public relationship firm to assist us for public relations activities.

PLAN OF OPERATION
Our plan of operations for the next twelve months is to proceed with the implementation of our BUSINESS PLAN. We will focus on generating revenue initially from selling Ningbo solar panels through our on-line website. We may require $50,000 to $300,000 in financing expanding our operations. If we raised up to $50,000, we will not construct our own warehouse. If we raised up to $300,000, we will construct our own warehouse. Our business plan within 12 months is outline below:

Goals	Projected Outcomes	Estimated Completion Date	Estimate Cost
Create corporate website	Create a brand-name corporate image	1-2 months	$2,500
Sell Ningbo Solar Panel through our website	Sell sufficient solar panels to pay our administrative expenses	2- 3 months	$2,500
Outsource research and Development activities	research and development activities in China	3-12 months	$30,000
Create our own OEM Product lines.	Valor Solar is our brand product in the future	6-9 months	$2,500
Construct our own warehouse	Build a warehouse on our own commercial lot	9-12 months	$150,000

Create corporate website- It is more expensive if we hire a web designer to design our corporate website in the United States. We will hire a web designer from the People's Republic of China that will meet or exceed our web design standards and that will within our estimated budget of $2,500.  Designing a functional corporate website is not an easy task; it requires many build-in features for the convenience of online shoppers. In addition, a web designer may also consider disclosure and compliance issues. Therefore, the completion date for a functional website is estimated to be 1-2 months.

Sell Ningbo Solar Panel through website - Before we can sell our products through our website, we must have a website created with e-ecommerce functionality. We also need to have a secure web server and hosting services in the United States. In addition, we are required to sign agreements with merchant credit card companies to accept online credit card payments. We need to have a mobile credit card charging machine for credit card processing. The estimated cost is $2,500, and it takes 2-3 months to accomplish these tasks.

Outsource research and development activities- It is costly to hire U.S. workers for research and development projects due to federal minimum wage laws and higher wages for researchers. We  outsource our research and development projects to the People's Republic of China. China currently does not have minimum wage standards and an abundant supply of qualified researchers. These qualified researchers are willing to work without remuneration or exchange of services. Our expenses for research and development activities come from travel and lodging expenses in China. We may make regular trips to China to evaluate research facilities and meet with potential researchers. Our estimated cost for the next 12 months will be $30,000.

Create our own OEM Products- Securing OEM manufacturers for solar products in China requires some negotiation with manufacturers.  We are typically required to pay for third party certification fees. United Laboratory (UL) is one of the prominent thirty party certification agencies in the United States. Once the OEM manufacturer consents to the use of their products, UL typically requires 6-9 months for certification of OEM products. The fee required for the OEM application process will cost approximately $1,500 per certification. Original Equipment Manufacturers certification fees will be absorbed by us. In addition, we are required to travel frequently to China to inspect manufacturing plants. The estimated cost for our OEM budget  is $2,500.

Construct our own warehouse- It is essential to have our own warehouse facilities in Houston.  Our company already owned a commercial land with all utilities lines in place. It is ready to build a warehouse facilities. The construction cost for a 3,000 sq/ft warehouse is estimated to be $150,000( $50 x 3000 sq.ft) It normally takes 9-12 months to construct a warehouse facilities. Our plan to construct our own warehouse is contingent on our ability to raise the maximum of $300,000 in this offering. We believe our proposed construction will  have spaces for our showroom  and a private area for  research facility.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance.  We are a development stage operations and have not generated any revenues.  We cannot guarantee we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost  due to price and cost increases in services and  products. To become profitable and competitive, we have to locate and negotiate agreements with manufacturers to offer their products for sale to us at pricing that will enable us to sell the products to our customers at a profit.  We have on-going discussions with public relation firms to advise us on fund raising and public relation activities in China. We have not yet concluded any materials terms of our agreement at this time.

RESULTS OF OPERATIONS

From May 30, 2008 (Inception) to September 30, 2010
During the period our incorporation in the State of Nevada, we hired attorney for the preparation of this registration statement and our auditors to opine on our financial statements. We have prepared a business plan.  We have begun marketing research, research and development activities for thin film technology and located our Original Equipment Manufacturer (OEM) in China. Our loss since inception was $18,818 for general and administrative expenses.

Since inception, we exchanged 45,000,000 shares of common stock to our sole officer and director for commercial land at a historical cost of  $83,938.

LIQUIDITY AND CAPITAL RESOURCES

As of the date of this registration statement, we have yet to generate any revenues from our business operation. As of September 30, 2010, our total assets were $90,371,  we had $6,434 in cash and $83,938 in land holdings; and our total liabilities were  $25,250.

OFF-BALANCE SHEET ARRANGEMENT

The Company has no material transactions, arrangements, obligations or other relationships with entities or other persons that have or are reasonably likely to have a material current or future impact on its financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

NO CHANGES IN DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

There is no disagreement with our independent registered accountants.

QUALITATIVE DISCLOSURES ABOUT MARKET RISK

There is presently no public market for our common stock and there has never been a market for our common stock. We anticipate applying for quotation of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we cannot assure you that our shares will be quoted on the OTC Bulletin Board or, if quoted, that a public market will materialize.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSON

Name	Position held with the company	age	Date First elected or appointed
Tian Jia	CEO, CFO, Director	39	May 30, 2008

BUSINESS EXPERIENCE

The following is a brief account of the education and business experience of our director and executive officer during at least the past five years, indicating each person's business experience, principal occupation during the period, and the name and principal business of the organization by which he/she was employed.

Tian Jia, aged 38, US citizen, born in Shanxi Province, China. From 1982 to 1988, her family ran a cement factory that employed more than 2,000 workers in Shanxi Province, China. She supervised  2,000 workers and conducted research for new cement products while working at her parent's cement factory. From 1988-1990, she developed several durable new cement products derived from her own research efforts. From 1990 to 1994, she studied fluid Mechanics and business administration at Harbin University; she was a research assistant at Harbin University. From 1995 to 2000, she worked as a project manager at Harbin Construction Company specializing in solar systems home construction. From 2000 to 2004, she worked as a research manager at Harbin Technical Institute specialized in solar energy research and developments. From 2004 to 2007, she worked as a real estate investment consultant and property manager at Sing Xia Yuan Group. From 2007-2010 she worked at Great Wall Builders Ltd., as a Chief Executive Officer and Chief Financial Officer involved in solar systems residential building activities. From 2008 to Present, she works at China Inc., as a Chief Executive Officer and Chief Financial officer coordinating research and administrative duties. She has more than 15 years of experiences in reach and development of new products since 1982. She had ownership interests in solar related  companies, including Apple Solar Company and Valor Solar Company.

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last 24 months for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Tian Jia	2009 2010		0	0	0	0	0	$6,000 $3,500	6,000 * 3,500 *
* $9,500 accrued salary payable

COMPENSATION OF DIRECTORS TABLE

The table below summarizes all compensation paid to our directors for our last twelve months.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Tian Jia	0	0	0	0	0	0	0

EMPLOYEE STOCK OPTION PLANS

There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors as of September 30, 2010

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following is a table detailing the current shareholders of China Inc, owning 5% or more of the common stock, and shares owned by our directors and officers as of September 30, 2010.

Title of Class	Beneficiary Owner	Beneficial ownership	% of ownership
Common Stock	Tian Jia 1500 Sandy Springs #64 Houston, Texas 77072	45,000,000	100%

CORPORATE GOVERNANCE
 As a small business issuer we are not listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent. Further, we have not applied for a listing with a national exchange or in an inter-dealer quotation system which has requirements that a majority of the board of directors be independent. We have no standing committees regarding compensation, audit or other nominating committees. We have no independent directors on our Board of Directors as defined in Item 407 of Regulation S-B.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 30, 2008, we issued 45,000,000 shares of our common stock to Tian Jia, our sole officer and director. The shares were issued in consideration of the nonmonetary assets of $83,938. This transaction was conducted in reliance upon an exemption from registration provided under Section 4 (2) of the Securities Act of 1933, as amended.

As of September 30, 2010, there is a  promissory demand note payable to our officer, Tian Jia, for the amount of $12,750  payable on demand and bear a simple interest of 4% per annum.

As of September 30, 2010, there is an accrued salary payable to our Officer, Tian Jia, for the amount of $12,500. Our Chief Executive Officer, Tian Jia, agreed to defer salary compensation until such a time the company generate revenue.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES

 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, amendments, schedules, under the Securities Act, with respect to the shares to be sold in this offering. The registration statement and its exhibits, as well as our other reports filed with SEC, can be inspected and copies at SEC’s public reference room at:

Security Exchange Commission
100 F Street, N.E.,
Washington, D.C. 20549-1004.

The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains in the Form S-1 and other reports. We are subject to the information reporting requirements of the Securities Exchange Act of 1934, and we will file reports, proxy statements and other information with the SEC.

DEALER PROSPECTUS DELIVERY OBLIGATION
Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

FINANCIAL STATEMENTS

Rep Report of Independent Registered Public Accounting Firm	F-1

Bal Balance Sheet	F-2

Statement of Operations	F-3

Stat Statement of Cash Flows	F-4

Stat Statement of Stockholders' Equity	F-5

Not Notes to Financial Statements	F6-F9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
China Inc. (A Development Stage Company)

We have audited the accompanying balance sheets of China Inc.( the "Company") as of June 30, 2010 and 2009, and the related statements of operations, stockholders’ equity, cash flows for the years then ended and for the period from May 30, 2008 ( Inception) through June 30, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2010 and 2009, and the results of its operations and its cash flows for the years ended June 30, 2010 and 2009, the period from May 30, 2008 (Inception) through June 30, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has an accumulated deficit of $12,564 since inception, Management's plans concerning these matters are also described in Note 2, which includes the raising of additional equity financing. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia LLP
Newport Beach, CA
September 15, 2010

China Inc.
(A Development Stage Company)
Balance Sheet

	September 30,	June 30
	2010	2010
	(un-audited)	( audited)
CURRENT ASSET
Cash	$6,433	$12,686
Total Current Assets	$6,433	$12,686

Properties	$83,938	$83,938

TOTAL ASSETS	$90,371	$96,624
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Note Payable-Related Party	$12,750	$12,750
Accrued Salary Payable	$12,500	$12,500
TOTAL LIABILITIES	$25,250	$25,250
STOCKHOLDERS' EQUITY
Preferred stock 5,000,000 shares -0- authorized; -0- share issued and outstanding , par value of $0.0001
Common stock 75,000,000 shares authorized; 45,000,000 shares issued and outstanding, par value of $0.0001
	$4,500	$4,500
Additional paid-in capital	$79,438	$79,438
Deficit accumulated during development stage	$(18,817)	$(12,564)
TOTAL STOCKHOLDERS' EQUITY	$65,121	$71,374

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY	$90, 371	$96,624

See the accompanying notes to the financial statements

China Inc.
(A Development Stage Company)
Statement of Operations

	September 30, 2010	September 30, 2009	From May 30, 2008, (Inception) through September 30,
	( un-audited)	(audited)	2010 ( audited)
REVENUES, NET	$-	$-	$-

OPERATING EXPENSES

GENERAL AND ADMINISTRATIVE	$12,817	$6,000	$18,817

TOTAL EXPENSES	$12,817	$6,000	$18,817

LOSS FROM OPERATIONS	$(12,817)	$(6,000)	$(18,817)

PROVISION FOR INCOME TAXES	-	-	-

NET LOSS	$(12,817)	$(6,000)	$(12,817)

NET LOSS PER SHARE: BASIC AND DILUTED	$0.00	$0.00	$0.00

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	33,750,000	33,750,000	0,00

See the accompanying notes to the financial statements

China Inc.
(A Development Stage Company)
Statement of Cash Flows
From May 30,2008 through September 30, 2010.

	Sept. 30, 2010 ( un-audited)	Sept.30 2009 (audited	May 30,2008 (Inception) Through Sept. 30, 2010 ( audited)
OPERATING ACTIVITIES

NET LOSS	$(12,817)	$(6,000)	$(18,817))
Adjustments to reconcile net loss to net cash used in operating activities
Accrued compensation	6,500	6,000	12,500
Note-Payable related Party	12,750	-	12,750
NET CASH PROVIDED BY FINANCING
ACTIVITIES	12,686	-	12,686
PROCEED FROM ISSUANCE OF COMMON STOCK	$-	-	-

CASH AT BEGINNING OF PERIOD	-	-	-

CASH AT END OF PERIOD	$6,433	-	$6,433

NON-CASH ACTIVITIES
Issuance of Common Stock in exchange for properties	$83,938	$83,938	$83,938

See the accompanying notes to the financial statements

China Inc.,
(Development stage company)
Statements of Stockholder’s Equity
From Inception 05/30/2008 to 09/30/2010

	Common Shares	Common Shares	Additional paid in Capital	Deficit accumulated during development Stage	Total Stockholder equity

Common stock issued for
assets at $.0019 per share on 05/30/2008	45,000,000	$4,500	$79,438	$-	$83,938

Net Loss from Inception through 05/30/2009				$(6,000)	$(6,000)

Balance, 05/30/2009	45,000,000	$4,500	$79,438	$(6,000)	$77,938

Net Loss for 06/30/2010				$(12,564)	$(12,564)

Net Balance, 06/30/2010	45,000,000	$4,500	$79,438	$(12,564)	$71,374

Net Loss for 9/30/2010				$(6,253)	$(6,253)

Balance, 9/30/2010	45,000,000	$4,500	$79,438	$(18,817)	$65,121

The accompanying notes are an integral part of these financial statements

China Inc.,
(A Development Stage Company)
Notes to the Financial Statements

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT POLICIES

NATURE OF OPERATIONS

China Inc. (the "Company") was incorporated in Nevada on May 30,2008. The Company is a Development Stage Company, as defined by Financial Accounting Standards Board of Accounting Standards Codification ("ASC") 915 " Development Stage Entities". In a development stage company, management devotes most of its activities to developing a market for its products and services. The Company has not yet generated any revenues to date. We have begun our planned principal activities. As at September 30, 2010, the Company has not recognized any revenue and has accumulated operating losses of $18,817 since its inception. The Company expects to fund itself in the next twelve months by the sale of common shares. The ability of the Company to emerge from the development stage with respect to any planned principal business activity is dependent upon its successful efforts to raise additional equity financing and/or generate significant revenue and profitable operations. There is no guarantee that the Company will be able to raise any equity financing or generate significant revenue or profitable operations.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. Such financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements. The Company is classified as a development stage enterprise under GAAP and has not generated significant revenues from its principal operations.

REVENUE RECOGNITION
The Company is in the development stage and has yet to realize revenues from operations. The Company will recognize revenue in accordance with Financial Accounting Standards Board Accounting Standards Codification ( "ASC" ) 605, " Revenue Recognition".  In all cases, revenue is recognized when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

USE OF ESTIMATES
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates. Significant estimates and assumptions included in the Company's financial statements relate to the estimate of loss contingencies and accrued expenses.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents. As of June 30, 2010, and 2009 there were no cash equivalents.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company places its cash with high quality banking institutions. From time to time, the Company maintains cash balances at certain institutions in excess of the Federal Deposit Insurance Corporation limit.

INCOME TAXES

Under ASC 740, "Income Taxes", deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized.

LOSS PER COMMON SHARE

 Basic loss per common shares excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. diluted earnings per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. As of June 30, 2010 and 2009, there are no outstanding dilutive securities.

IMPAIRMENT OF LONG LIVED ASSETS

Long-lived assets are reviewed for impairment when circumstances indicate the carrying value of an asset may not be recoverable.  For assets that are to be held and used, an impairment is recognized when the estimated undiscounted cash flows associated with the asset or group of assets is less than their carrying value. If impairment exists, an adjustment is made to write the asset down to its fair value, and a loss is recorded as the difference between the carrying value and fair value.  Fair values are determined based on quoted market values, discounted cash flows or internal and external appraisals, as applicable. Assets to be disposed of are carried at the lower of carrying value or estimated net realizable value. As of June 30, 2010 and 2009, the Company does not believe its long-lived assets are impaired and have not recorded any impairment to its long-lived assets in the financial statements.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments include cash, accrued salary payable and notes payable-related party. The estimated fair value of these instruments approximates their carrying amounts due to the short maturity of these instruments.

Management believes it is not practical to estimate the fair value of notes payable to related party because the transactions cannot be assumed to have been consummated at arm's length, the terms are not deemed to be market terms, there are no quoted values available for these regarding similar instruments, if any, and the associated potential costs.

Note 2. - GOING CONCERN

These financial statements have been prepared on a going concern basis, which implies China Inc., will continue to meet its obligations and continue its operations for the next fiscal year. As of September 30, 2010, China Inc. has not generated revenues and has accumulated losses of $18,817 since inception. The continuation of China Inc., as a going concern is dependent upon financial support from its stockholders, the ability of China Inc. to obtain necessary equity financing to continue operations, and the attainment of profitable operations. Realizable values may be substantially different from carrying values as shown and these financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should China Inc. be unable to continue as a going concern. Management's plans are to raise a maximum of $300,000 in equity financing through sale of its common stock and to obtain other sources of financing to develop its operations.

Note 3. -INCOME TAXES

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that, some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which those temporary differences become deductible. Management considers projected future taxable income and tax planning strategies in making this assessment. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is $12,564 on June 30 30, 2010, and will expire in the year 2030.

On June 30 2010 and 2009, gross deferred tax assets consisted of the following:

Gross deferred tax asset (net operating loss carry-forwards)	$ (12,564)
Less: Valuation Allowance	$ (6,000)
Net Deferred Taxes	$ 6,564

On January 1, 2009, the Company adopted Accounting for Uncertain Income taxes under the provisions of ASC 740. ASC 740 clarifies the accounting for income taxes by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. it also provides guidance on recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. The company did not recognize any additional liability for unrecognized tax benefits as a result of the adoption of ASC740.

NOTE 4- RECENT ACCOUNTING PRONOUNCEMENTS
In January 2010, FASB issued ASU No. 2010-01- Accounting for Distributions to Shareholders with Components of Stock and Cash. The amendments in this update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this update are effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

In January 2010, FASB issued ASU No. 2010-06 – Improving Disclosures about Fair Value Measurements. This update provides amendments to Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2.  A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers.  2)  Activity in Level 3 fair value measurements.  In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number). This update provides amendments to Subtopic 820-10 that clarifies existing disclosures as follows: 1) Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities. 2) Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements.

Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.  The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

NOTE 5-RELATED PARTY TRANSACTIONS

The Company owes its CEO and Director, Tian Jia, a total of $12,750, as of September  30, 2010 in the form of an unsecured promissory demand note. The note is due on demand and bears an interest rate of 4% per annum.

NOTE 6- EXCHAGE OF NON-MONETARY ASSETS FOR CAPITAL STOCKS

Our officer and director, Tian Jia, transferred non-monetary assets in exchange of capital stocks. We applied SAB Topic 5-G as a guide for our treatment of  nonmonetary assets transferred to the Company. Tian Jia based the  historical cost of $83,938 for the transfer of non-monetary asset.

NOTE 7- SUBSEQUENT EVENTS
In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through December 23, 2010 the date the financial statements were available to be issued.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13: OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$22
Printing Fees	100
Accounting Fees	1,000
Legal Consulting Fees	278
Blue Sky Fees	500
Transfer Agent Fees	600
TOTAL	$2,500

ITEM 14: INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 15: RECENT SALES OF UNREGISTERED SECURITIES.

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

On May 30, 2008, we issued 45,000,000 shares of our common stock to Tian Jia, our sole officer and director. The shares were issued in consideration for the non-cash assets of $83,938. This transaction was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Tian Jia	May 30, 2008	45,000,000	$83,938

ITEM 16: EXHIBITS & FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-K.

FINANCIAL STATEMENT SCHEDULES

All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and therefore have been omitted.

Exhibit No.	Document Description
3.1	Articles of Incorporation, China Inc.,***
3.2	Bylaws, China Inc., ***
5.1	Legal Opinion of Trieu Law, LLC
23.1	Consent of Connie P. Trieu, Attorney-At-Law
23.2 99.1 99.2 10.1 10.2 10.3
Consent of Anton & Chia, LLP, Independent Registered Auditor
Subscription Agreement***
Promissory Demand Note
Supplier Agreement (1)
Royalty Agreement  (2)
OEM Agreement      (3)

*** Incorporated by reference from  S-1 registration statement filed on 9/16/2010

UNDERTAKINGS.
The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered and any deviation from the low or high end of the estimated maximum offering range may be

iii.	reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price

iv.	represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

v.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement Provided however, That:

A.
Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.
Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as

5.
current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by

6.	Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or

7.	furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

8.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B (230.430B of this chapter):

A.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no

C.
statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than

iii.	prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first

iv.	used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration

v.
statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract.

vi.
of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

9.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES:

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in  the City of Houston,  State of Texas, on December 23, 2010.

BY:	/s/Tian Jia
TIAN JIA
Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Treasurer, Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, this Form S-1 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Tian Jia	Principal Executive Officer,	December 23, 2010
TIAN JIA	Principal Financial Officer, Principal Accounting Officer, Treasurer, Secretary and Director

EXHIBITS INDEX

Exhibit No.	Document Description
3.1	Articles of Incorporation, China Inc., ***
3.2	Bylaws, China Inc., ***
5.1	Legal Opinion of Trieu Law, LLC
23.1	Consent of Connie P. Trieu, Attorney-At-Law
23.2 99.1 99.2 10.1 10.2 10.3
Consent of Anton & Chia, LLP, Independent Registered Accountants
 Subscription Agreement***
Promissory Demand Note
Supplier's Agreement (1)
Royalty Agreement     (2)
OEM Agreement         (3)

*** Incorporated by reference from  S-1 registration statement filed on  9/16/2010